Exhibit 99.2

Biogen Idec Q3 2006 Earnings Conference Call and Webcast October 31, 2006 Fair Disclosure: Under "Reg FD," the SEC has set out a series of regulations regarding selective disclosure of material non-public information. In an effort to comply with these regulations, we believe it is important to state at the outset that our presentation today will not address, nor will we answer any questions relating to, material non-public information. The information we plan to share with you today includes only information that is already in the public domain and/or information that is not material.

Safe Harbor Statement This presentation contains forward-looking statements regarding expected future financial results, product development, and the potential for TYSABRI in MS. A number of risks and uncertainties could cause actual results to differ materially. For example, financial results and external growth opportunities may be affected by a number of factors, including any unexpected slowness in the demand for TYSABRI, AVONEX, and RITUXAN, the impact of reimbursement and pricing decisions related to the Company's products, the impact of competitive products on the Company's products, any material decreases in royalties which the Company receives, the impact of litigation, increases in costs related to or an inability for us to enter into in-licensing deals, collaborations or acquisitions on acceptable terms, increases in costs related to research and development of new products as well as increases in costs related to development of existing products in new indications, and any material issues, delays or failures related to the manufacturing or supply of the Company's products. The potential for TYSABRI is subject to a number of risks and uncertainties. Factors which could cause actual results to differ materially from the Company's current expectations include the risk that the incidence and/or risk of PML or other opportunistic infections in patients treated with TYSABRI may be higher than observed in clinical trials, that TYSABRI may not be accepted by the medical community and patients, or that the Company may encounter other unexpected issues. Our long-term growth will depend on the successful development and commercialization of new products, such as BG-12, galiximab and lumiliximab, as well as the development and commercialization of existing products in new indications. Drug development involves a high degree of risk. For example, the plans for our development programs could be negatively affected if unexpected concerns arise from additional data or analysis, if regulatory authorities require additional information or further studies, or if we were to encounter other unexpected hurdles. For more detailed information on the risks and uncertainties associated with these forward looking statements and the Company's other activities, see "Risk Factors" in the Company's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2006 and the other periodic and current reports filed by the Company with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Q3 2006 Earnings Call Agenda Introduction Elizabeth Woo, VP Investor Relations Overview Jim Mullen, CEO Tysabri Launch Bob Hamm, SVP Neurology SBU Pipeline Update Burt Adelman, EVP Portfolio Strategy Financial Performance Peter Kellogg, CFO Q&A

James Mullen Chief Executive Officer Q3 2006 Overview

Q3 2006 Highlights

- **Successful Tysabri launch and initial rollout**
  - Over 2,200 patients being treated worldwide
- **Pipeline progress**
  - Aiming to provide continuum of care for MS patients
  - BG-12 for relapsing remitting MS, Galiximab for NHL & Lumiliximab for CLL
- **Solid financial performance**
  - Strong revenue and earnings growth
- **Continued progress on business development front**
  - Three agreements signed in Q3 2006
    - Aviptadil for PAH with mondoBIOTECH
    - RNAi for PML with Alnylam
    - CDP323 for MS with UCB
  - Adding to momentum from PDL BioPharma, Conforma & Fumapharm deals over last 15 months

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Bob Hamm SVP, Neurology Strategic Business Unit Tysabri Launch

Tysabri Launch Progress

- **July 2006 launch in both the EU and US**
  - European CHMP approval announced June 29, 2006
  - US FDA approval announced on June 5, 2006
  - Steady progress towards our goals

- **Dosed over 2,200 individual patients with Tysabri worldwide to date**
  - In U.S.: ~4,500 TOUCH start forms, with ~1,700 of those patients infused
    - Approximately 750 prescribing physicians
    - Approximately ¾ of Tysabri patients switching from ABCR therapy
      - Switchers coming off therapies in line with market shares
    - Remaining ¼ of Tysabri patients include:
      - Quitters
      - Switching from other drugs (e.g. oral steroids)
      - A few "hot naïve" patients
  - In Europe: 500 to 600 patients infused to date, primarily in Germany
    - Majority of switchers coming off high dose β interferon

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Tysabri US Launch TOUCH Prescribing Program Goal of 2,000 to 2,500 practices/infusion centers trained by year end Represents access for >50% of indicated RRMS patients Rollout initially focused on Large MS centers Hospital based infusion sites associated with large neurology centers Majority of physicians returning from 1st launch On track with approximately 1,000 practices/infusion centers trained to date Reimbursement Payors impressed with the AFFIRM data TOUCH program mentioned as a positive by payor plans Ensures appropriate patient selection & informed risk-benefit decision-making Many payors adopting TOUCH as prior authorization process While coverage has been favorable, working through normal consistency of coverage and reimbursement issues inherent in a new drug launch On track against our expectations

Tysabri European Launch EU RiskMAP vs. US plan Both contain educational tools for patients and physicians and studies to better understand the risk of PML No mandatory registry required in EU Country specific launches As of Q3: Germany, UK, Ireland, Denmark, Sweden, Netherlands, Austria, Finland, Norway Planned for Q4 2006: Canada, Italy Planned for H1 2007: Other major EU markets (e.g. France) Reimbursement Established in Germany and Ireland Other countries are working through the reimbursement process normally based on local country procedures On track against our expectations

Burt Adelman, MD EVP, Portfolio Strategy Pipeline Update

Pipeline Highlights Demonstrated expertise and execution Avonex remains leading MS therapy more than 10 years from launch Global launch of Tysabri, including re-launch in US, a major achievement Progress on clinical pipeline Ongoing development of pipeline BG-12 in relapsing remitting MS Anti-CD80 (galiximab) in NHL Anti-CD23 (lumiliximab) in CLL Aiming to provide continuum of care for multiple sclerosis patients Expanding expertise in Oncology, Immunology and other therapeutic areas

Multiple Sclerosis Portfolio Strategy Working assumption that a single drug will not work for every patient throughout the course of the disease Efficacy, safety, side effects and convenience all play a role Entire profile of drug balanced against the progression of the disease Patients will likely cycle through several therapies Broad MS franchise should provide multiple options for patients and positions Biogen Idec to remain the leading MS company in this rapidly evolving field

Multiple Sclerosis Pipeline Partnered Programs Daclizumab Multiple sclerosis Phase 1 Market Avonex Tysabri Rituxan BG-12 Phase 2 Phase 3 Pre-Clin LINGO 1 Nogo-66 CDP323 MS Multiple sclerosis Multiple sclerosis Multiple sclerosis Multiple sclerosis MS MS Multiple sclerosis

Immunology Pipeline Partnered Programs LT Beta R Rheumatoid arthritis & Lupus (Ph 2) Phase 1 Market Rituxan Fumaderm Hu anti-CD20 Tysabri Psoriasis Crohn's disease Rheumatoid arthritis Phase 2 Phase 3 Pre-Clin BAFF Antag RA PAH Aviptadil Rheumatoid arthritis

Oncology Pipeline Partnered Programs NHL & CLL (Ph 3) Phase 1 Market Rituxan Zevalin Lumiliximab Galiximab NHL NHL CLL Phase 2 Phase 3 Pre-Clin Cripto HSP90 Inhib Solid tumors M200 Solid tumors Solid Anti-BR3 Solid

Peter Kellogg Chief Financial Officer Financial Performance

Total Revenue Q3 2006 Total revenues $703 million for Q3 2006, up 18% year-over-year Driven by growth in core franchises Avonex and Rituxan $596 $703 $0 $100 $200 $300 $400 $500 $600 $700 $800 Q3 2005 Q3 2006 Total Revenue (US$M) 18% increase over Q3 2005

Avonex Worldwide Sales Q3 2006 Avonex sales $445 million for Q3 2006, up 19% year-over-year Strong ex-US growth a major driver $375 $445 $0 $100 $200 $300 $400 $500 Q3 2005 Q3 2006 Avonex Worldwide Sales (US$M) 19% increase over Q3 2005

$182 $204 $0 $100 $200 $300 Q3 2005 Q3 2006 Rituxan Unconsolidated Joint Business Revenue (US$M) Rituxan Sales and Profit Share Q3 2006 US sales of Rituxan recognized by partner Genentech Rituxan US sales $509 million for Q3 2006, up 12% year-over-year Revenue from unconsolidated joint business to Biogen Idec of $204 million for Q3 2006, up 12% year-over-year $456 $509 $0 $100 $200 $300 $400 $500 $600 Q3 2005 Q3 2006 Rituxan U.S. Sales (US$M) 12% increase over Q3 2005 12% increase over Q3 2005 U.S. Net Rituxan Sales Unconsolidated Joint Business

Tysabri Revenues Tysabri sales Total end user or in-market revenues $8.1 million $5.4 million of US end user sales $2.7 million of European end user sales, primarily from Germany Tysabri revenue Biogen Idec's Tysabri revenue was $19 million in Q3 2006 $5 million related to product sold in this quarter $14 million related to sales of TYSABRI to Elan in 2005* Tysabri accounting US: BIIB recognizes sales from US shipment of finished product to Elan Ex-US: BIIB recognizes 100% of international sales 50%-50% profit share with partner Elan * Biogen Idec's TYSABRI revenues in Q3 2006 includes $14 million of revenue that was originally deferred at the time of the initial TYSABRI launch in accordance with the Company's revenue recognition policy. The revenue was recognized in Q3 2006, as the ultimate disposition of the product was determined during the current period.

Executing External Growth Deals

Product / Program	Company
Daclizumab in MS M200 (volociximab) HuZAF (fontolizumab)	PDL BioPharma
BG-12	Fumapharm AG
HSP 90 oral & IV	conforma
Aviptadil	mondoBIOTECH
PML Therapy	Alnylam
CDP323	ucb

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James Mullen Chief Executive Officer Summary

Q3 2006 Summary

- **Solid financial performance**
  - Strong revenue and earnings growth
  - Increased full year 2006 guidance
- **Successful Tysabri launch since late July with ~2,200 patients dosed**
  - ~4,500 TOUCH start forms, with ~1,700 of those patients infused
  - 500 to 600 patients dosed in Europe
  - ~1,000 practices/infusion centers trained to date
- **Business development momentum sustained in Q3 2006**
  - Three agreements signed in Q3 2006
    - Aviptadil in PAH with mondoBIOTECH
    - RNAi / PML collaboration with Alnylam
    - CDP323 in MS with UCB
- **Pipeline progress**
  - BG-12 in relapsing remitting MS, Galiximab in NHL, Lumiliximab in CLL

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Questions & Answers